Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES THIRD QUARTER 2016 RESULTS

Third Quarter 2016 Highlights

•                  U.S. GAAP net income to common stockholders of $24.8 million, or $0.13 per diluted share and cash available for distribution (“CAD”) of $49.1 million, or $0.26 per share

•                  Third quarter 2016 cash dividend of $0.10 per common share

•                  Raised $381 million of capital in retail business year-to-date 2016, including $93 million during the third quarter 2016

•                  Total assets of managed companies as of September 30, 2016 of approximately $39.3 billion, adjusted for sales, acquisitions and commitments to sell or acquire investments by our managed companies subsequent to the third quarter 2016

NEW YORK, NY, November 8, 2016 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the third quarter ended September 30, 2016.

Third Quarter 2016 Results

NSAM reported U.S. GAAP net income to common stockholders for the third quarter 2016 of $24.8 million, or $0.13 per diluted share. NSAM reported CAD for the third quarter 2016 of $49.1 million, or $0.26 per share.

For more information and a reconciliation of CAD to net income (loss) to common stockholders, please refer to the tables on the following pages.

David T. Hamamoto, Executive Chairman, commented, “We have made great progress on the tri-party merger with NorthStar Realty and Colony Capital and continue to work diligently toward its successful completion and integration in January 2017.  We believe that the combination of these companies will result in a world-class real estate and investment management platform with premier institutional and retail distribution channels.  This combination positions Colony NorthStar for long-term growth, with the potential to unlock significant shareholder value through increased revenue opportunities, expense savings and multiple expansion.”

Al Tylis, Chief Executive Officer, added, “The tri-party merger provides clarity for our investors and partners on NSAM’s strategic direction. We expect this clarity to meaningfully impact our retail capital raising in the coming quarters and allow for Colony NorthStar to realize its full potential.”

Proposed Merger - Colony NorthStar, Inc. (“Colony NorthStar”)

On June 2, 2016, NSAM, NorthStar Realty Finance Corp. and Colony Capital, Inc. entered into a definitive agreement to create a world-class, internally-managed, diversified real estate and investment management platform.  For additional information regarding the proposed merger, please refer to the registration statement on Form S-4 filed by Colony NorthStar, Inc. with the Securities and Exchange Commission (the “SEC”) on July 29, 2016, as may be amended from time to time, and the investor presentation related to the proposed merger, which can be found on NSAM’s, NorthStar Realty Finance’s and Colony Capital’s respective websites. The transaction is expected to close in January 2017, subject to customary closing conditions, including shareholder and regulatory approvals.

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base management fee of $46.8 million earned during the third quarter 2016.

NorthStar Realty Europe (NYSE: NRE)

•                  Base management fee of $3.5 million earned during the third quarter 2016.

Annual Base Management Fee Calculation:	NRF	NRE
$ in millions
Annual Base Management Fee as of September 30, 2016	$187.1	$14.2
November 4, 2016 Annual Base Management Fee	187.1	14.2

Remaining exchangeable note conversion shares	0.3	—
Pro forma Annual Base Management Fee	$187.4	$14.2

Retail Companies

•                  Total aggregate asset management and other fees of $22.7 million earned during the third quarter 2016.

•                  Cash available for investment of $530 million as of September 30, 2016.

•                  Total capital raised of approximately $93 million during the third quarter 2016.

•                  Total investments of $490 million during the third quarter 2016.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM owns a 43% interest, completed its offering and raised $1.9 billion of total capital.

•                  During the third quarter 2016, GAHR III acquired $172 million of investments and since inception, GAHR III has acquired $2.4 billion of investments as of September 30, 2016.

•                  Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), a healthcare focused non-traded REIT co-sponsored by AHI, of which NSAM owns a 43% interest, announced it met the conditions of its minimum offering on April 12, 2016, and as of October 7, 2016 had subscriptions in its initial public offering of $58.6 million, excluding shares of its common stock pursuant to its distribution reinvestment plan.  This information does not constitute an offer of any securities for sale.

NorthStar Sponsored and Co-sponsored Retail Company Summary Financial Information:

(amounts in millions)	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate	Total

Capital Raising Status	Completed July 2013	Completed January 2016	Completed November 2016	Active

Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	NY Metro Area CRE Equity and Debt

Offering Size	$1.2 billion(1)	$2.1 billion(1)	$1.65 billion(1)	$2.0 billion(1)	$6.95 billion

Capital Raised

Q3 2016	$10.9	$17.1	$63.0	$1.6	$92.6
Year-to-date through 11-4-16	40.1	63.0	275.3	2.4	380.8
Inception-to-date through 11-4-16	1,280.2	1,863.8	1,136.5	4.6	4,285.1

Investments(2)

During Q3 2016	$26.5	$—	$463.5	$—	$490.0
As of 9-30-16	1,773.2	3,454.1	1,725.8	4.9	6,958.0
Cash as of 9-30-16	117.8	141.5	269.1	2.0	530.4

Fees earned during the third quarter

Asset management fees	$5.4	$8.5	$4.2	$0.0	$18.2
Acquisition fees	0.2	1.5	1.5	—	3.2
Disposition fees	1.2	—	0.1	—	1.3
Total fees	$6.8	$10.0	$5.8	$0.0	$22.7

(1)	Represents dollar amounts of shares registered to offer pursuant to each company’s public offering, distribution reinvestment plan, and follow-on public offering
(2)

Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds

NorthStar Securities, Broker Dealer

•                  Net selling commissions of $0.2 million earned during the third quarter 2016.

New Products

•                  NSAM is sponsoring a $3.2 billion closed-end fund, NorthStar Real Estate Capital Income Fund, which was declared effective by the SEC in May 2016 and will focus mainly on commercial real estate debt investments. This information does not constitute an offer of any securities for sale.

•                  NSAM and Townsend are co-sponsoring a $1.0 billion closed-end interval fund, NorthStar/Townsend Institutional Real Estate Fund, Inc., which filed with the SEC a registration statement on Form N-2.  This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $3.2 billion closed-end fund, NorthStar Corporate Income Fund, which was declared effective by the SEC in February 2016 and will target corporate debt investments across a variety of industries globally. This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1.0 billion non-traded business development company, NorthStar Corporate Investment Income, Inc., which confidentially submitted with the SEC an amended registration statement on Form N-2. This information does not constitute an offer of any securities for sale.

Townsend

For the three months ended September 30, 2016, Townsend generated approximately $17.0 million of revenues and $7.6 million of Adjusted EBITDA (on a 100% consolidated basis), which excluded $1.3 million of performance fees received during the quarter but not recorded as revenue.

Liquidity, Financing and Capital Markets Highlights

As of November 4, 2016, NSAM’s unrestricted cash was approximately $106 million.

NSAM’s corporate issuer credit ratings from Standard & Poor’s Rating Services (“S&P”) and Moody’s Investors Service (“Moody’s”) are BBB- and Ba2, respectively.

Stockholders’ Equity

As of November 4, 2016, NSAM had 191.3 million total common shares, LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

Earnings Conference Call

NSAM will host a conference call to discuss third quarter 2016 financial results on November 8, 2016, at 10:00 a.m. Eastern time.  Hosting the call will be David T. Hamamoto, Executive Chairman; Albert Tylis, Chief Executive Officer; Daniel R. Gilbert, Chief Investment and Operating Officer; and Debra A. Hess, Chief Financial Officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-723-6751, or for international callers, by dialing 785-830-7980, and using passcode 8321575.

A replay of the call will be available two hours after the call through November 14, 2016 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 8321575.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Consolidated Statements of Operations

($ in thousands, except per share and dividend data)

(Unaudited)

	Three Months Ended September 30,
	2016	2015

Revenues
Asset management and other fees	$89,977	$78,994
Selling commissions and dealer manager fees, related parties	3,856	29,104
Other income	1,669	17
Total revenues	95,502	108,115

Expenses
Commission expense	3,608	26,978
Interest expense	6,882	—
Transaction costs	7,054	492
Other expense	2,013	1,275
General and administrative expenses
Compensation expense (1)	36,418	33,406
Other general and administrative expenses	10,259	7,564
Total general and administrative expenses	46,677	40,970
Depreciation and amortization	2,910	478
Total expenses	69,144	70,193
Unrealized gain (loss) on investments and other	5,105	(137)
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	31,463	37,785
Equity in earnings (losses) of unconsolidated ventures	188	(56)
Income (loss) before income tax benefit (expense)	31,651	37,729
Income tax benefit (expense)	(5,708)	3,825
Net income (loss)	25,943	41,554
Net (income) loss attributable to non-controlling interests	(246)	(381)
Net (income) loss attributable to redeemable non-controlling interests	(855)	—
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$24,842	$41,173

Earnings (loss) per share:
Basic	$0.13	$0.21
Diluted	$0.13	$0.21

Weighted average number of shares:
Basic	183,399,200	189,423,278
Diluted	185,325,343	193,800,569

(1)   The three months ended September 30, 2016 and 2015 includes $14.8 million and $14.6 million of equity based compensation expense, respectively.

NorthStar Asset Management Group Inc.

Consolidated Balance Sheets

($ in thousands, except per share data)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Cash	$85,593	$84,707
Restricted cash	26,599	36,780
Receivables, net	109,753	93,809
Investments in unconsolidated ventures	97,107	88,069
Securities, at fair value	38,438	46,215
Intangible assets, net	203,728	—
Goodwill	243,328	—
Other assets	41,784	25,241
Total assets	$846,330	$374,821

Liabilities
Term loan, net	$468,679	$—
Credit facility	—	100,000
Accounts payable and accrued expenses	59,348	90,160
Commission payable	921	6,988
Other liabilities	30,886	930
Total liabilities	559,834	198,078

Commitments and contingencies	—	—
Redeemable non-controlling interests	75,149	—
Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized, 5,210,113 and 4,213,156 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	52	42
Preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 188,983,654 and 185,685,124 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	1,890	1,857
Additional paid-in capital	246,171	208,318
Accumulated other comprehensive income (loss)	(210)	—
Retained earnings (accumulated deficit)	(38,554)	(35,152)

Total NorthStar Asset Management Group Inc. stockholders’ equity	209,349	175,065
Non-controlling interests	1,998	1,678
Total equity	211,347	176,743
Total liabilities and equity	$846,330	$374,821

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreements with each of our NorthStar Listed Companies are determined using such NorthStar Listed Company’s CAD as a performance metric. We believe that CAD is useful because it adjusts for a variety of items that are consistent with presenting a measure of operating performance (such as transaction costs, depreciation and amortization, equity-based compensation, unrealized gain (loss) on investments and other, realized gain (loss) on investments and other and asset impairment).  We adjust for transaction costs because these costs are not a meaningful indicator of our operating performance. For instance, these transaction costs include costs such as professional fees associated with new investments or restructuring of investments, which are expenses related to specific transactions.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests attributable to the Operating Partnership and the following items: equity-based compensation, depreciation and amortization related items, amortization of deferred financing costs, foreign currency gains (losses), impairment on goodwill and other intangible assets, straight-line rent, adjustments for joint ventures and investment funds, unrealized (gain) loss from fair value adjustments, realized gain (loss) on investments and transaction and other costs. In future periods, such adjustments may include other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended September 30, 2016 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

Three Months Ended
September 30, 2016

Net income (loss) attributable to common stockholders	$24,842
Non-controlling interests attributable to the Operating Partnership	246

Adjustments:
Equity-based compensation (1)	14,767
Adjustment related to joint ventures (2)	3,514
Unrealized (gain) loss from fair value adjustments and other (3)	(5,105)
Transaction costs and other (4)	6,950
Depreciation and amortization items	3,896

CAD	$49,110

CAD per share (5)	$0.26

(1)         The three months ended September 30, 2016 includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the NSAM Spin-off of $2.5 million, one-time grants of our stock issued in connection with the NSAM Spin-off of $5.7 million, annual grants of our stock to certain employees of $6.1 million and $0.5 million granted to non-employees.

(2)         The three months ended September 30, 2016 includes an adjustment to add $1.0 million of equity-based compensation expense, $2.7 million of depreciation and amortization expense related to unconsolidated ventures and a reduction of $0.2 million related to net unrealized and realized gains (losses) on the Townsend Funds.

(3)         Represents the change in fair value for our investment in NorthStar Listed Companies common stock and foreign exchange gains (losses).

(4)         The three months ended September 30, 2016 includes an adjustment to add back transaction costs of $6.7 million which related to the merger with NorthStar Realty and Colony Capital.

(5)         CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

Retail Companies Management Contract Details (1)(2):

Registrant Effective
Asset Management and Other Fees:	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate(4)	NorthStar Corporate Income Fund(5)	NorthStar Real Estate Capital Income Fund

Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets	2.0% of average gross assets	2.0% of average gross assets
Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	N/A	N/A
Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	N/A	N/A
Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return(3)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return	20% of net cash flows after a 7% return(6)	20% of net cash flows after a 7% return(6)
Expense Reimbursement:
Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Allocable administrative expenses as permitted under the Investment Company Act of 1940	Allocable administrative expenses as permitted under the Investment Company Act of 1940

(1)

NorthStar Corporate Investment, Inc. confidentially submitted an amended registration statement on Form N-2 to the SEC in June 2015, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2)

NorthStar/Townsend Institutional Real Estate Fund, Inc. submitted a registration statement on Form N-2 to the SEC in October 2016, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a registered closed-end investment company that is operated as an interval fund company and taxed as a REIT that will be co-sponsored by NSAM and The Townsend Group. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(3)	The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.
(4)	Any asset management and other fees incurred by NorthStar/RXR New York Metro will be shared equally between NSAM and RXR Realty, as co-sponsors.
(5)	Any asset management and other fees incurred by NorthStar Corporate Income will be shared between NSAM and Och-Ziff Capital Management, as co-sponsors.
(6)

Incentive fee calculated based on 100% of the net investment income before such incentive fee when such hurdle rate exceeds 7% but less than 8.75% plus 20% when such amount is equal to or in excess 8.75%.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by NSAM, Colony and NorthStar Realty Finance Corp. (“NRF” or “NorthStar Realty”) stockholders, governmental or regulatory agencies and third parties for the merger; the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; operating costs and business disruption may be greater than expected; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger; the ability to realize substantial efficiencies and merger synergies as well as anticipated strategic and financial benefits, including the creation of a world-class real estate and investment management platform with premier institutional and retail distribution channels, positioned for long-term growth, and whether the combination of well-established institutions will unlock significant shareholder value through increased revenue opportunities, expense savings and multiple expansion and generate clarity to meaningfully impact NSAM’s retail capital raising in the coming quarters and allow for the merged company to realize its full potential, if at all; the impact of legislative, regulatory and competitive changes; whether the proposed merger is the correct course of action for NSAM; adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; the strength and consistency of our operating performance, profitability and business fundamentals, including our ability to continue to deliver strong results, including improved operating margins; the diversification of our business, including our managed companies and retail companies; our ability to manage assets outside of the commercial real estate industry; the performance of NorthStar Realty and NorthStar Realty Europe Corp. (NRE); our ability to enhance our retail business and accelerate our capital raising, as a result of clarity regarding NSAM’s corporate strategic direction or otherwise, including whether it will generate attractive fee revenue; the ability of our retail companies, including the new offerings that are already effective or expected to come to the retail market in the second half of 2016, to raise capital, in the maximum offering amount or at all; whether Northstar Income II will successfully close its offering; the ability and timing of capital deployment at the retail companies, including NorthStar Income II’s ability to complete the recent commitments made to acquire investments; the impact on the retail market of the Department of Labor rule; the ability of retail companies sponsored by AHI to raise and deploy capital; the timing and/or acceleration of and ability to raise capital through proposed offerings, with co-sponsors The Townsend Group, RXR Realty LLC and Och-Ziff Capital Management Group, LLC (Och-Ziff) or otherwise, including NorthStar/Townsend Insitutional Real Estate Fund, Inc., NorthStar Corporate Income Fund, NorthStar Real Estate Capital Income Fund, NorthStar Corporate Investment Income, Inc., follow-on offerings, or at all; our reliance on third party sub-advisors and co-sponsors to successfully operate and raise capital for certain of our retail companies and the potential adverse impact on our business and reputation if those third parties are subjected to negative press, civil or criminal investigations or any resulting litigation or settlements, including the recent settlement between Och-Ziff and the SEC; our ability to deploy capital of our retail companies; the stability of our base management fees and our ability to earn any additional base management fees or incentive fees through management of NorthStar Realty, NRE, new and existing retail companies or otherwise; our use of leverage; our ability to comply with any limitations, restrictions or covenants in our financing agreements; the value of our share price; the strength and value of Townsend’s brand and franchise, including its ability to maintain or grow its client base of leading institutional investors, both domestically and globally; our ability to achieve strategic benefits from the Townsend transaction, including any increase in earnings power or partnering together to create value for shareholders; the size and timing of offerings or capital raises by NorthStar Realty and NRE; the impact of the timing of any liquidity events for our retail companies; our ability to source investment opportunities on behalf of our managed and retail companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with James F. Flaherty III, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI and Island; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the monetization and other strategic initiatives undertaken by NorthStar Realty, NRE and the impact on our business; the diversification of NorthStar Realty’s and NRE’s respective portfolios; our ability to expand or sustain the growth of our business, including expansion internationally; our ability to complete any potential acquisitions; our liquidity and financial flexibility; our dividend yield; whether we repurchase any shares of our common stock and the terms of those repurchases, if any, including our ability to execute any repurchases through other alternatives and whether we will realize any benefits of such alternatives; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in domestic or international laws or regulations governing various aspects of our business, including our broker dealer and our managed companies, including the potential impact of the U.S. Department of Labor’s final rules regarding fiduciary standards for brokers who are providing investment advice with respect to retirement plan assets and implementation of FINRA Rule 15-02 related to broker account statements; our board and management composition; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, under the heading “Risk Factors”. The factors set forth in the Risk Factors section and otherwise described in our filings with the SEC could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release. There can be no assurance that the merger will in fact be consummated.

The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in each of NSAM’s, Colony’s and NRF’s reports filed from time to time with the United States Securities and Exchange Commission (the “SEC”).  All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this press release to conform these statements to actual results.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772

Additional Information and Where to Find It

In connection with the proposed transaction, Colony NorthStar, Inc. (“Colony NorthStar”), a Maryland subsidiary of NSAM that will be the surviving parent company of the combined company, filed with the SEC a registration statement on Form S-4 (File No.: 333-212739) that includes a joint proxy statement of NSAM, Colony and NRF and that also constitutes a prospectus of Colony NorthStar. The registration statement has not yet become effective. Each of NSAM, Colony, NRF and Colony NorthStar may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which NSAM, Colony, NRF or Colony NorthStar may file with the SEC. INVESTORS AND SECURITY HOLDERS OF NSAM, COLONY AND NRF ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 INITIALLY FILED BY COLONY NORTHSTAR ON JULY 29, 2016, AS AMENDED FROM TIME TO TIME, THAT INCLUDES A JOINT PROXY STATEMENT/PROSPECTUS FROM EACH OF NSAM, COLONY AND NRF, THE CURRENT REPORTS ON FORM 8-K FILED BY EACH OF NSAM, COLONY AND NRF ON JUNE 3, 2016, JUNE 7, 2016, JUNE 8, 2016, JULY 29, 2016 AND OCTOBER 17, 2016 IN CONNECTION WITH THE MERGER AGREEMENT, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by NSAM, Colony, NRF and Colony NorthStar (when available) through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of NSAM, Colony or NRF at the following:

NorthStar Asset Management Group Inc.

Megan Gavigan / Emily Deissler / Hayley Cook

Sard Verbinnen & Co.

(212) 687-8080

Colony Capital, Inc.

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

or

Lasse Glassen

Addo Communications, Inc.

(310) 829-5400

lglassen@aaddoir.com

NorthStar Realty Finance Corp.

Joe Calabrese

Investor Relations

(212) 827-3772

Participants in the Solicitation

Each of NSAM, Colony and NRF and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding NSAM’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NSAM’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 29, 2016 and Current Reports on Form 8-K filed by NSAM with the SEC on June 3, 2016, June 7, 2016, June 8, 2016, July 29, 2016 and October 17, 2016 in connection with the proposed transaction. Information regarding Colony’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Colony’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on March 31, 2016 and Current Reports on Form 8-K filed by Colony with the SEC on June 3, 2016, June 7, 2016, June 8, 2016, July 29, 2016 and October 17, 2016 in connection with the proposed transaction. Information regarding

NRF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NRF’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 28, 2016 and Current Reports on Form 8-K filed by NRF with the SEC on June 3, 2016, June 7, 2016, June 8, 2016, July 29, 2016 and October 17, 2016 in connection with the proposed transaction. A more complete description is available in the registration statement on Form S-4 and the joint proxy statement/prospectus initially filed by Colony NorthStar with the SEC on July 29, 2016, as amended from time to time. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.